Exhibit (n)(1)(i)

AMENDED SCHEDULE A

to the

 THIRTEENTH AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

for

VOYA EQUITY TRUST

Classes of Shares
Funds	A	C	I	O	P	P3	R	R6	T	W
Voya Corporate Leaders® 100 Fund II (to be renamed Voya Corporate Leaders® 100 Fund)	Ö	Ö	Ö	Ö	N/A	Ö	Ö	Ö	Ö	Ö
Voya Global Multi-Asset Fund II (to be renamed Voya Global Multi-Asset Fund)	Ö	Ö	Ö	Ö	N/A	N/A	Ö	Ö	Ö	Ö
Voya Large-Cap Growth Fund	Ö	Ö	Ö	N/A	N/A	Ö	Ö	Ö	Ö	Ö
Voya Large Cap Value Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö	Ö	Ö	Ö
Voya Mid Cap Research Enhanced Index Fund II (to be renamed Voya Mid Cap Research Enhanced Index Fund)	Ö	Ö	Ö	Ö	N/A	Ö	Ö	N/A	Ö	Ö
Voya MidCap Opportunities Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö	Ö	Ö	Ö
Voya Multi-Manager Mid Cap Value Fund	N/A	N/A	Ö	N/A	Ö	Ö	N/A	N/A	N/A	N/A
Voya Real Estate Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö	Ö	Ö	Ö
Voya Small Company Fund II (to be renamed Voya Small Company Fund)	Ö	Ö	Ö	Ö	N/A	Ö	Ö	Ö	Ö	Ö
Voya SmallCap Opportunities Fund	Ö	Ö	Ö	N/A	N/A	Ö	Ö	Ö	Ö	Ö
Voya SMID Cap Growth Fund	Ö	N/A	Ö	N/A	N/A	Ö	N/A	Ö	Ö	N/A
Voya U.S. High Dividend Low Volatility Fund	Ö	N/A	Ö	N/A	N/A	N/A	N/A	Ö	Ö	N/A

Schedule A Last Amended:  November 5, 2019 to add Voya Corporate Leaders® 100 Fund II (to be renamed Voya Corporate Leaders® 100 Fund), Voya Global Multi-Asset Fund II (to be renamed Voya Global Multi-Asset Fund), Voya Mid Cap Research Enhanced Index Fund II (to be renamed Voya Mid Cap Research Enhanced Index Fund), and Voya Small Company Fund II (to be renamed Voya Small Company Fund).

AMENDED SCHEDULE B

to the

THIRTEENTH AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

for

VOYA EQUITY TRUST

12b-1 Distribution and Service Fees

Paid Each Year by the Funds

(as a percentage of average net assets)

	Classes of Shares
Funds	A	C	I	O	P	P3	R	R6	T	W
Voya Corporate Leaders® 100 Fund II (to be renamed Voya Corporate Leaders® 100 Fund)	0.25	1.00	N/A	0.25	N/A	N/A	0.50	N/A	0.25	N/A
Voya Global Multi-Asset Fund II (to be renamed Voya Global Multi-Asset Fund)	0.25	1.00	N/A	0.25	N/A	N/A	0.50	N/A	0.25	N/A
Voya Large-Cap Growth Fund	0.25	1.00	N/A	N/A	N/A	N/A	0.50	N/A	0.25	N/A
Voya Large Cap Value Fund	0.25	1.00	N/A	0.25	N/A	N/A	0.50	N/A	0.25	N/A
Voya Mid Cap Research Enhanced Index Fund II (to be renamed Voya Mid Cap Research Enhanced Index Fund)	0.25	0.75	N/A	0.25	N/A	N/A	0.50	N/A	0.25	N/A
Voya MidCap Opportunities Fund	0.25	1.00	N/A	0.25	N/A	N/A	0.50	N/A	0.25	N/A
Voya Multi-Manager Mid Cap Value Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Voya Real Estate Fund	0.25	1.00	N/A	0.25	N/A	N/A	0.50	N/A	0.25	N/A
Voya Small Company Fund II (to be renamed Voya Small Company Fund)	0.25	1.00	N/A	0.25	N/A	N/A	0.50	N/A	0.25	N/A
Voya SmallCap Opportunities Fund	0.25	1.00	N/A	N/A	N/A	N/A	0.50	N/A	0.25	N/A
Voya SMID Cap Growth Fund	0.25	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.25	N/A
Voya U.S. High Dividend Low Volatility Fund	0.25	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.25	N/A

Schedule B Last Amended:  November 5, 2019 to add Voya Corporate Leaders® 100 Fund II (to be renamed Voya Corporate Leaders® 100 Fund), Voya Global Multi-Asset Fund II (to be renamed Voya Global Multi-Asset Fund), Voya Mid Cap Research Enhanced Index Fund II (to be renamed Voya Mid Cap Research Enhanced Index Fund), and Voya Small Company Fund II (to be renamed Voya Small Company Fund).